Prospectus Supplement filed under Rule 424(b)(3)
                                       Registration No. 333-45569

                      Prospectus Supplement

           The Prospectus dated February 4, 1998 relating to the offer for resale of up to $250,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.80% Convertible Subordinated Notes due September 16, 2004 is hereby supplemented to include the following information in the "Selling Securityholders" table in the Prospectus Supplement dated February 25, 1998:

                                                Principal Amount
                                                 of Registered
            Selling Holders                          Notes
----------------------------------------------  ----------------
Employers' Reinsurance Corporation                $  700,000
Rhone-Poulenc Rorer Pension Plan..............       518,000
----------------------------------------------  ----------------
Total of Above................................    $1,218,000
                                                ================






      This Prospectus Supplement is dated December 10, 1998.